Exhibit 99.1

Thomas Properties Group, Inc.

Supplemental Financial Information

For the Second Quarter 2009

Thomas Properties Group, Inc.

Supplemental Financial Information

For the Quarter Ended June 30, 2009

TABLE OF CONTENTS

Corporate
Company Background	1

Supplemental Financial Information
Operating and Financial Information	2
Consolidated Statements of Operations	3
Consolidated Balance Sheets	4
Unconsolidated Real Estate Entities Statements of Operations	5
Unconsolidated Real Estate Entities Balance Sheets	6
Pro-Rata Consolidated Statements of Operations (Non-GAAP)	7
Pro-Rata Consolidated Balance Sheets (Non-GAAP)	9
Earnings Before Depreciation, Amortization and Taxes (Non-GAAP)	10
After Tax Cash Flow (Non-GAAP)	12
Investment Advisory, Management, Leasing and Development Services	14
Portfolio Data	15
Debt Summary	19
Capital Structure	21
Other Information	22

This supplemental financial information, together with other statements and information publicly disseminated by Thomas Properties Group, Inc., contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events. Such statements are also based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Management does not undertake any obligation to update information provided in forward-looking statements other than regularly scheduled releases of information. A discussion of some of the factors that may affect our future results is set forth under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our annual reports on Form 10-K and our quarterly reports on Form 10-Q, which are filed with the SEC.

Thomas Properties Group, Inc.

Supplemental Financial Information

COMPANY BACKGROUND

Thomas Properties Group, Inc. (TPGI) is a full-service real estate operating company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential properties on a nationwide basis. Our company’s primary areas of focus are the acquisition and ownership of premier properties (through strategic joint ventures), property development and redevelopment, and investment and property management activities.

Our properties are located in Southern California and Sacramento, California; Philadelphia, Pennsylvania; Northern Virginia; Houston, Texas; and Austin, Texas. As of June 30, 2009, we own interests in and asset manage 27 operating properties with 13.2 million rentable square feet and provide asset and/or property management services on behalf of third parties for an additional four operating properties with 2.2 million rentable square feet.

Our Investment Management Platform

Our sponsorship of partnerships and joint ventures provides us with additional institutional capital for investment and shared risk exposure. These arrangements provide us with the opportunity to earn fees for asset management, property management, leasing and other services, as well as possible carried interest or promote fees.

We have an agreement with UBS Wealth Management – North American Property Fund Limited to acquire stabilized office properties in the United States. UBS has committed $250 million (all of which is unfunded), subject to certain conditions, and we expect to generally contribute 15% of the equity required for each acquisition. The objective of this joint venture program is to acquire Class A office properties in markets with attractive investment and demographic characteristics.

Our Thomas High Performance Green Fund is intended to invest in commercial properties to be developed or redeveloped into high performance, energy-efficient, high productivity buildings. The fund currently has total capital commitments of $180 million, of which we have committed $50 million, and all of which is unfunded. The Green Fund is expected to invest nationally, focusing on markets with green sensibility and attractive office fundamentals. Green Fund investments will potentially merit ratings from the U. S. Green Building Council’s LEED Green Building Rating System.

TPG/CalSTRS is a value-add/core-plus joint venture with total capital commitments of $378.3 million of which $13.4 million is unfunded. This joint venture, in which we own a 25% interest, currently owns twelve office properties. The joint venture also holds a 25% interest in a joint venture which owns an additional ten office properties in Austin, Texas.

Our Fee Services

We have been engaged by NBC Universal to entitle and master plan approximately 124 acres on their Universal Studios Hollywood backlot for housing and related retail and community-serving uses. We are pursuing environmental clearance and governmental approvals for approximately 2,937 residential units and 180,000 square feet of retail and community-serving space. We earn a monthly developer fee on this project.

Korean Air, a subsidiary of Hanjin Group, has retained TPGI as fee developer for the entitlement, design and redevelopment of the 2.7 acre Wilshire Grand property in downtown Los Angeles. The Wilshire Grand project envisions the development of two buildings, one approximately 65 stories and the other approximately 45 stories, connected by a podium up to six stories in height, to include approximately 1.5 million square feet of office, 560 hotel rooms, and 100 residential condominiums, with supporting retail and restaurant uses, for a total project size of up to approximately 2.5 million gross square feet. We earn a monthly developer fee on this project.

Significant Recent Events

During the second quarter, the Company initiated an accelerated marketing program for our Murano condominium project. As a result, we sold 40 units, which will close in the third quarter 2009. The units were sold at an average price of $447 per square foot. Subsequent to the end of the second quarter, we have signed contracts for sale for an additional eight units. The net proceeds from the sales of these 48 units, of approximately $21.0 million, will be used to reduce the outstanding balance of the construction loan to approximately $46.4 million.

During the second quarter of 2009, TPG/CalSTRS redeemed the approximately 15% membership interest held by an unaffiliated partner in the City National Plaza (CNP) partnership. The redemption price of $19.8 million was based on a $725 million value for CNP and was financed with a promissory note due in 2012. TPGI’s share of the redemption price is $4.95 million. The redemption eliminated the former partner’s right to “put” his interest to TPG/CalSTRS at fair market value and eliminated his right of approval of any sale or financing. Effective with this redemption, TPG/CalSTRS owns 100% of CNP and our interest in CNP increased to 25%.

We leased one-sixth of the recently completed Four Points Centre office complex located in northwest Austin, a market which has a 30% vacancy rate.

Thomas Properties Group, Inc.

Supplemental Financial Information

OPERATING AND FINANCIAL INFORMATION

Financial Measures

This supplemental financial information includes certain financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) under the full consolidation accounting method, and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). Along with net income, we use two additional measures, Earnings before Depreciation, Amortization and Deferred Taxes (“EBDT”) and After Tax Cash Flow (“ATCF”), to report operating results. EBDT and ATCF are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. We believe the financial measures presented under the pro-rata consolidation method provide supplemental information helpful to an understanding of our results of operations. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results. We believe this information provides useful supplemental data regarding the underlying economics of our business operations because operating results presented under GAAP may include items that are nonrecurring or not necessarily relevant to ongoing operations, or difficult to forecast for future periods. Management uses these non-GAAP financial measures to review our company’s operating results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects. Our investors can also use these non-GAAP financial measures as supplementary information to evaluate operating performance. Our non-GAAP financial measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect our operations, and accordingly should always be considered as supplemental to our financial results presented in accordance with GAAP.

Pro-Rata Consolidated Statements of Operations and Pro-Rata Consolidated Balance Sheets

Included are pro-rata consolidated statements of operations, as well as pro-rata consolidated balance sheets, because we believe this information is useful to investors as this method reflects the manner in which we operate our business, and provides more detailed information regarding the operations of the unconsolidated investments. We have made investments in which our economic ownership is less than 100% as a means of procuring additional investment opportunities and sharing risk. A significant amount of our business activity has and will continue to be conducted through our unconsolidated investments. Under GAAP, these investments are not consolidated in our financial statements. Under the pro-rata consolidation method, we present the results of our investments proportionate to our share of ownership. Our management considers the performance of our unconsolidated investments both individually and as a contributing factor to our operating performance for purposes of financial planning and making operating decisions. We believe this presentation of the performance of our unconsolidated investments is helpful to investors in understanding and evaluating our current operating performance as well as for purposes of period-to-period comparisons. We provide reconciliations from the full consolidation method to the pro-rata consolidation method in this supplemental financial information.

Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) and After Tax Cash Flow (ATCF)

EBDT and ATCF are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. We present these financial measures under the pro-rata consolidation method to provide supplemental information helpful to an understanding of our results of operations. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results. EBDT and ATCF reflect operating performance measurements for our company that assist management in evaluating trends for comparative and planning purposes. However our non-GAAP financial measures are not intended to be regarded as alternatives to, or more meaningful than, our GAAP financial measures.

See page 10 for a discussion of EBDT and a reconciliation of EBDT to net income (loss) and page 12 for a discussion of ATCF and a reconciliation of ATCF to net income (loss).

Thomas Properties Group, Inc.

Supplemental Financial Information

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Revenues:
Rental	$7,707	$8,002	$15,114	$15,835
Tenant reimbursements	5,634	7,270	11,585	14,125
Parking and other	836	862	1,585	1,822
Investment advisory, management, leasing and development services	2,912	2,063	4,536	3,771
Investment advisory, management, leasing and development services- unconsolidated real estate entities	3,940	5,107	7,841	9,426
Reimbursement of property personnel costs	1,175	1,462	2,788	3,418
Condominium sales	—	76,136	—	76,136

Total revenues	22,204	100,902	43,449	124,533

Expenses:
Property operating and maintenance	6,371	6,851	12,503	12,859
Real estate taxes	1,710	1,576	3,484	3,176
Investment advisory, management, leasing and development services	2,930	5,151	5,839	8,378
Reimbursable property personnel costs	1,175	1,462	2,788	3,418
Cost of condominium sales	—	59,115	—	59,115
Rent-unconsolidated real estate entities	93	61	166	126
Interest	6,827	3,860	13,628	7,937
Depreciation and amortization	3,172	2,779	6,365	5,550
General and administrative	3,844	5,285	8,207	9,382

Total expenses	26,122	86,140	52,980	109,941

Gain on sale of real estate	—	1,099	—	3,618
Gain from early extinguishment of debt	—	255	509	255
Interest income	113	691	253	1,754
Equity in net (loss) income of unconsolidated real estate entities	(580)	(2,575)	2,508	(5,140)

(Loss) income before provision for income taxes and noncontrolling interests	(4,385)	14,232	(6,261)	15,079
Provision for income taxes	(453)	(3,732)	(238)	(4,054)

Net (loss) income	(4,838)	10,500	(6,499)	11,025
Noncontrolling interests’ share of net loss (income):
Unitholders in the Operating Partnership	1,232	(5,511)	1,450	(5,858)
Partners in consolidated real estate entities	860	(41)	2,129	—

	2,092	(5,552)	3,579	(5,858)

TPGI share of net (loss) income	$(2,746)	$4,948	$(2,920)	$5,167

(Loss) income per share-basic and diluted	$(0.11)	$0.14	$(0.12)	$0.09
Weighted average common shares-basic and diluted	24,889,637	24,522,093	24,860,936	24,522,093

Thomas Properties Group, Inc.

Supplemental Financial Information

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2009	December 31, 2008
	(unaudited)	(revised) (1)
ASSETS
Investments in real estate:
Operating properties, net	$278,070	$274,784
Land improvements – development properties	97,894	100,886
Construction in progress	—	1,274

	375,964	376,944

Condominium units held for sale	104,445	101,112
Real estate held for sale	609	609
Investments in unconsolidated real estate entities	35,551	29,098
Cash and cash equivalents, unrestricted	54,487	69,023
Restricted cash	12,975	16,665
Rents and other receivables, net	4,917	4,452
Receivables from condominium sales contracts, net	3,250	10,485
Receivables from unconsolidated real estate entities	2,329	4,701
Above market rents, net	950	1,070
Deferred rents	11,036	10,604
Deferred leasing and loan costs, net	15,308	15,018
Deferred tax asset, net of valuation allowance	15,695	15,534
Other assets, net	7,648	5,120

Total assets	$645,164	$660,435

	June 30, 2009	December 31, 2008
	(unaudited)	(revised) (1)
LIABILITIES AND EQUITY
Liabilities:
Mortgage, other secured and unsecured loans	$388,561	$387,945
Accounts payable and other liabilities	16,021	27,750
Unrecognized tax benefits	17,417	17,078
Below market rents, net	790	920
Deferred revenue	827	819
Dividends and distributions payable	500	2,377
Prepaid rent	898	2,819

Total liabilities	425,014	439,708

Equity:
Stockholders’ equity:
Common stock	257	238
Limited voting stock	138	145
Additional paid-in capital	170,290	158,341
Retained deficit and dividends including $129 and $186 of other comprehensive loss as of June 30, 2009 and December 31, 2008, respectively	(30,481)	(26,980)

Total stockholders’ equity	140,204	131,744

Noncontrolling interests:
Unitholders in the Operating Partnership	77,764	85,210
Partners in consolidated real estate entities	2,182	3,773

Total equity	220,150	220,727

Total liabilities and equity	$645,164	$660,435

(1)	On January 1, 2009, the Company adopted SFAS 160, which clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Noncontrolling interests on our consolidated balance sheets relate to the partnership units in the Operating Partnership as well as interests held by unaffiliated partners in our Murano project and the Green Fund that are not owned by the Company. SFAS 160 was required to be applied prospectively after adoption, with the exception of the presentation and disclosure requirements, which were applied retrospectively for all periods presented. Therefore, the amount formerly presented as minority interest is now presented as noncontrolling interest in the equity section in the balance sheet.

Thomas Properties Group, Inc.

Supplemental Financial Information

UNCONSOLIDATED REAL ESTATE ENTITIES STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

The following are the combined statements of operations of our unconsolidated real estate entities for the three and six months ended June 30, 2009 and 2008.

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Revenues:
Rental	$52,679	$49,745	$105,031	$100,072
Tenant reimbursements	22,706	23,047	44,970	44,528
Parking and other	7,318	10,105	14,263	17,957

Total revenues	82,703	82,897	164,264	162,557

Expenses:
Property operating and maintenance	30,189	31,372	59,357	61,101
Real estate taxes	11,189	10,786	22,290	20,909
Interest	25,440	32,120	52,966	64,700
Depreciation and amortization	30,468	31,153	61,498	62,806

Total expenses	97,286	105,431	196,111	209,516

Loss from continuing operations	(14,583)	(22,534)	(31,847)	(46,959)
Gain on extinguishment of debt	—	—	67,017	—
Income (loss) from discontinued operations	3	(63)	3	(71)

Net (loss) income	$(14,580)	$(22,597)	$35,173	$(47,030)

Thomas Properties Group, Inc.

Supplemental Financial Information

UNCONSOLIDATED REAL ESTATE ENTITIES BALANCE SHEETS

(in thousands)

(unaudited)

The following are the combined balance sheets of our unconsolidated real estate entities as of June 30, 2009 and December 31, 2008.

	June 30, 2009	December 31, 2008
		(revised) (1)
ASSETS
Investments in real estate, net	$2,332,926	$2,335,067
Land held for sale	3,844	3,835
Cash and cash equivalents, unrestricted	26,435	26,884
Restricted cash	80,674	64,395
Rents and other receivables, net	5,262	5,386
Above market rents, net	2,466	2,988
Deferred rents	69,561	67,378
Deferred leasing and loan costs, net	157,871	168,980
Other assets	9,595	7,163
Assets associated with discontinued operations	86	86

Total assets	$2,688,720	$2,682,162

LIABILITIES AND EQUITY
Mortgage, other secured, and unsecured loans	$2,230,513	$2,237,717
Accounts and interest payable and other liabilities	89,067	105,998
Below market rents, net	71,074	80,467
Obligations associated with discontinued operations	121	121

Total liabilities	2,390,775	2,424,303

Redeemable noncontrolling interests	—	18,771
Owners’ equity	297,945	239,088

Total liabilities and equity	$2,688,720	$2,682,162

(1)	On January 1, 2009, the Company adopted SFAS 160. In connection with the issuance of SFAS 160, certain revisions were also made to EITF Topic D-98 “Classification and Measurement of Redeemable Securities”. Securities that are redeemable at the option of the holder or outside the control of the issuer are not considered permanent equity and are therefore to be classified outside of shareholders’ equity. Therefore, the interest owned by our unaffiliated partner in the City National Plaza property was reclassified as a redeemable noncontrolling interest at fair market value. Subsequent to December 31, 2008, this interest was redeemed by the remaining partners.

Thomas Properties Group, Inc.

Supplemental Financial Information

PRO-RATA CONSOLIDATED STATEMENTS OF OPERATIONS (NON-GAAP)

(in thousands)

(unaudited)

The following are the pro-rata consolidated statements of operations of TPGI for the three months ended June 30, 2009 and 2008, including reconciliation from the consolidated statements of operations to the pro-rata consolidated statements of operations.

	For the three months ended June 30, 2009			For the three months ended June 30, 2008
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Revenues:
Rental	$7,707	$10,052	$17,759	$8,002	$9,696	$17,698
Tenant reimbursements	5,634	3,848	9,482	7,270	3,871	11,141
Parking and other	836	1,326	2,162	862	1,556	2,418
Investment advisory, management, leasing and development services	2,912	—	2,912	2,063	—	2,063
Investment advisory, management, leasing and development services- unconsolidated real estate entities	3,940	61	4,001	5,107	46	5,153
Reimbursement of property personnel costs	1,175	—	1,175	1,462	—	1,462
Condominium sales	—	—	—	76,136	—	76,136

Total revenues	22,204	15,287	37,491	100,902	15,169	116,071

Expenses:
Property operating and maintenance	6,371	5,293	11,664	6,851	5,656	12,507
Real estate taxes	1,710	1,845	3,555	1,576	1,691	3,267
Investment advisory, management, leasing and development services	2,930	—	2,930	5,151	—	5,151
Reimbursable property personnel costs	1,175	—	1,175	1,462	—	1,462
Cost of condominium sales	—	—	—	59,115	—	59,115
Rent-unconsolidated real estate entities	93	—	93	61	—	61
Interest	6,827	4,034	10,861	3,860	5,412	9,272
Depreciation and amortization	3,172	4,756	7,928	2,779	4,969	7,748
General and administrative	3,844	—	3,844	5,285	—	5,285

Total expenses	26,122	15,928	42,050	86,140	17,728	103,868

Gain on sale of real estate	—	—	—	1,099	—	1,099
Gain from early extinguishment of debt	—	—	—	255	—	255
Interest income	113	60	173	691	—	691
Equity in net income (loss) of unconsolidated real estate entities	(580)	580	—	(2,575)	2,575	—

(Loss) income before noncontrolling interests and provision for income taxes	(4,385)	(1)	(4,386)	14,232	16	14,248
Provision for income taxes	(453)	—	(453)	(3,732)	—	(3,732)

Net (loss) income	(4,838)	(1)	(4,839)	10,500	16	10,516
Noncontrolling interests’ share of net loss (income):
Unitholders in the Operating Partnership	1,232	—	1,232	(5,511)	—	(5,511)
Partners in consolidated real estate entities	860	—	860	(41)	—	(41)

	2,092	—	2,092	(5,552)	—	(5,552)

(Loss) income before income (loss) from discontinued operations	(2,746)	(1)	(2,747)	4,948	16	4,964
Income (loss) from discontinued operations	—	1	1	—	(16)	(16)

TPGI share of net (loss) income	$(2,746)	$—	$(2,746)	$4,948	$—	$4,948

Thomas Properties Group, Inc.

Supplemental Financial Information

PRO-RATA CONSOLIDATED STATEMENTS OF OPERATIONS (NON-GAAP)

(in thousands)

(unaudited)

The following are the pro-rata consolidated statements of operations of TPGI for the six months ended June 30, 2009 and 2008, including reconciliation from the consolidated statements of operations to the pro-rata consolidated statements of operations.

	For the six months ended June 30, 2009			For the six months ended June 30, 2008
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Revenues:
Rental	$15,114	$20,005	$35,119	$15,835	$19,376	$35,211
Tenant reimbursements	11,585	7,584	19,169	14,125	7,396	21,521
Parking and other	1,585	2,603	4,188	1,822	3,080	4,902
Investment advisory, management, leasing and development services	4,536	—	4,536	3,771	—	3,771
Investment advisory, management, leasing and development services- unconsolidated real estate entities	7,841	111	7,952	9,426	93	9,519
Reimbursement of property personnel costs	2,788	—	2,788	3,418	—	3,418
Condominium sales	—	—	—	76,136	—	76,136

Total revenues	43,449	30,303	73,752	124,533	29,945	154,478

Expenses:
Property operating and maintenance	12,503	10,413	22,916	12,859	10,840	23,699
Real estate taxes	3,484	3,678	7,162	3,176	3,367	6,543
Investment advisory, management, leasing and development services	5,839	—	5,839	8,378	—	8,378
Reimbursable property personnel costs	2,788	—	2,788	3,418	—	3,418
Cost of condominium sales	—	—	—	59,115	—	59,115
Rent-unconsolidated real estate entities	166	—	166	126	—	126
Interest	13,628	8,153	21,781	7,937	10,773	18,710
Depreciation and amortization	6,365	9,828	16,193	5,550	10,087	15,637
General and administrative	8,207	—	8,207	9,382	—	9,382

Total expenses	52,980	32,072	85,052	109,941	35,067	145,008

Gain on sale of real estate	—	—	—	3,618	—	3,618
Gain from early extinguishment of debt	509	4,189	4,698	255	—	255
Interest income	253	87	340	1,754	—	1,754
Equity in net income (loss) of unconsolidated real estate entities	2,508	(2,508)	—	(5,140)	5,140	—

Income (loss) before noncontrolling interests and provision for income taxes	(6,261)	(1)	(6,262)	15,079	18	15,097
Provision for income taxes	(238)	—	(238)	(4,054)	—	(4,054)

Net (loss) income	(6,499)	(1)	(6,500)	11,025	18	11,043
Noncontrolling interests’ share of net loss (income):
Unitholders in the Operating Partnership	1,450	—	1,450	(5,858)	—	(5,858)
Partners in consolidated real estate entities	2,129	—	2,129	—	—	—

	3,579	—	3,579	(5,858)	—	(5,858)

(Loss) income before income (loss) from discontinued operations	(2,920)	(1)	(2,921)	5,167	18	5,185
Income (loss) from discontinued operations	—	1	1	—	(18)	(18)

TPGI share of net (loss) income	$(2,920)	$—	$(2,920)	$5,167	$—	$5,167

Thomas Properties Group, Inc.

Supplemental Financial Information

PRO-RATA CONSOLIDATED BALANCE SHEETS (NON-GAAP)

(in thousands)

(unaudited)

The following are the pro-rata consolidated balance sheets of TPGI as of June 30, 2009 and December 31, 2008, including reconciliation from the consolidated balance sheets to the pro-rata consolidated balance sheets.

	June 30, 2009			December 31, 2008
					(revised)
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
ASSETS
Investments in real estate, net	$375,964	$389,610	$765,574	$376,944	$369,177	$746,121
Condominium units held for sale	104,445	—	104,445	101,112	—	101,112
Real estate held for sale	609	961	1,570	609	959	1,568
Investments in unconsolidated real estate entities	35,551	(35,551)	—	29,098	(29,098)	—
Cash and cash equivalents, unrestricted	54,487	4,684	59,171	69,023	4,021	73,044
Restricted cash	12,975	19,542	32,517	16,665	13,095	29,760
Receivables from condominium sales contracts, net	3,250	—	3,250	10,485	—	10,485
Rents and other receivables, net	7,246	886	8,132	9,153	1,252	10,405
Above market rents, net	950	537	1,487	1,070	643	1,713
Deferred rents	11,036	15,840	26,876	10,604	14,682	25,286
Deferred leasing and loan costs, net	15,308	25,959	41,267	15,018	26,826	41,844
Deferred tax asset, net of valuation allowance	15,695	—	15,695	15,534	—	15,534
Assets associated with discontinued operations	—	22	22	—	22	22
Other assets	7,648	1,967	9,615	5,120	1,359	6,479

Total assets	$645,164	$424,457	$1,069,621	$660,435	$402,938	$1,063,373

LIABILITIES AND EQUITY
Mortgage, other secured, and unsecured loans	$388,561	$401,798	$790,359	$387,945	$372,999	$760,944
Accounts payable and other liabilities	16,021	13,678	29,699	27,750	16,170	43,920
Unrecognized tax benefits	17,417	—	17,417	17,078	—	17,078
Below market rents, net	790	6,568	7,358	920	7,209	8,129
Deferred revenue	827	—	827	819	—	819
Dividends and distributions payable	500	—	500	2,377	—	2,377
Prepaid rent	898	2,382	3,280	2,819	1,837	4,656
Obligations associated with discontinued operations	—	31	31	—	30	30

Total liabilities	425,014	424,457	849,471	439,708	398,245	837,953

Redeemable noncontrolling interest	—	—	—	—	4,693	4,693
Noncontrolling interests	79,946	—	79,946	88,983	—	88,983
Total stockholders’ equity	140,204	—	140,204	131,744	—	131,744

Total liabilities and equity	$645,164	$424,457	$1,069,621	$660,435	$402,938	$1,063,373

Thomas Properties Group, Inc.

Supplemental Financial Information

EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND TAXES (EBDT) (NON-GAAP)

(in thousands, except share and per share data)

(unaudited)

We use EBDT as a supplemental performance measure. EBDT excludes the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes in occupancy, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs; and EBDT provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists our management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP) or as an alternative to net income (loss) as an indicator of our operating performance.

Reconciliation of Net (Loss) Income to EBDT:

	For the three months ended June 30, 2009			For the three months ended June 30, 2008
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Net (loss) income	$(2,746)	$—	$(2,746)	$4,948	$—	$4,948
Income tax provision	453	—	453	3,732	—	3,732
Noncontrolling interests – unitholders in the Operating Partnership	(1,232)	—	(1,232)	5,552	—	5,552
Depreciation and amortization	3,172	4,756	7,928	2,779	4,969	7,748
Amortization of loan costs	85	178	263	78	547	625

EBDT	(268)	4,934	4,666	17,089	5,516	22,605

TPGI share of EBDT (1)	$(150)	$3,250	$3,100	$7,914	$3,365	$11,279

EBDT per share – basic			$0.12			$0.48

EBDT per share – diluted			$0.12			$0.48

Weighted average common shares outstanding – basic			24,889,637			23,678,260

Weighted average common shares outstanding – diluted			24,889,637			23,678,260

(1)	Based on an interest in our operating partnership of 64.65 % and 61.01% for the three months ended June 30, 2009 and 2008, respectively.

Thomas Properties Group, Inc.

Supplemental Financial Information

EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND TAXES (EBDT) (NON-GAAP)

(in thousands, except share and per share data)

(unaudited)

We use EBDT as a supplemental performance measure. EBDT excludes the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes in occupancy, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs; and EBDT provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists our management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP) or as an alternative to net income (loss) as an indicator of our operating performance.

Reconciliation of Net (Loss) Income to EBDT:

	For the six months ended June 30, 2009			For the six months ended June 30, 2008
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Net (loss) income	$(2,920)	$—	$(2,920)	$5,167	$—	$5,167
Income tax provision	238	—	238	4,054	—	4,054
Noncontrolling interests – unitholders in the Operating Partnership	(1,450)	—	(1,450)	5,858	—	5,858
Depreciation and amortization	6,365	9,828	16,193	5,550	10,087	15,637
Amortization of loan costs	170	492	662	159	843	1,002

EBDT	2,403	10,320	12,723	20,788	10,930	31,718

TPGI share of EBDT (1)	$1,560	$6,698	$8,258	$10,200	$6,684	$16,884

EBDT per share – basic			$0.33			$0.71

EBDT per share – diluted			$0.33			$0.71

Weighted average common shares outstanding – basic			24,860,936			23,670,418

Weighted average common shares outstanding – diluted			24,860,936			23,670,418

(1)	Based on an interest in our operating partnership of 64.90% and 61.15% for the six months ended June 30, 2009 and 2008, respectively.

Thomas Properties Group, Inc.

Supplemental Financial Information

AFTER TAX CASH FLOW (ATCF) (NON-GAAP)

(in thousands, except share and per share data)

(unaudited)

We define ATCF as net income (loss) excluding the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation, amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; and vii) the adjustments to rental revenue to reflect the fair market value of rent. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

Reconciliation of Net (Loss) Income to ATCF:

	For the three months ended June 30, 2009			For the three months ended June 30, 2008
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Net (loss) income	$(2,746)	$—	$(2,746)	$4,948	$—	$4,948
Income tax provision	453	—	453	3,732	—	3,732
Noncontrolling interests – unitholders in the Operating Partnership	(1,232)	—	(1,232)	5,552	—	5,552
Depreciation and amortization	3,172	4,756	7,928	2,779	4,969	7,748
Amortization of loan costs	85	178	263	78	547	625
Non-cash compensation expense	665	—	665	862	—	862
Straight-line rent adjustments	(173)	(528)	(701)	1,183	(470)	713
Adjustments to reflect the fair market value of rent	20	(343)	(323)	(48)	(420)	(468)

ATCF before income taxes	$244	$4,063	$4,307	$19,086	$4,626	$23,712

TPGI share of ATCF before income taxes (1)	$193	$2,678	$2,871	$11,644	$2,823	$14,467
TPGI income tax expense-current	(43)	—	(43)	(2,512)	—	(2,512)

TPGI share of ATCF	$150	$2,678	$2,828	$9,132	$2,823	$11,955

ATCF per share – basic			$0.11			$0.50

ATCF per share – diluted			$0.11			$0.50

Weighted average common shares outstanding – basic			24,889,637			23,678,260

Weighted average common shares outstanding – diluted			24,889,637			23,678,260

(1)	Based on an interest in our operating partnership of 64.65% and 61.01% for the three months ended June 30, 2009 and 2008, respectively.

Thomas Properties Group, Inc.

Supplemental Financial Information

AFTER TAX CASH FLOW (ATCF) (NON-GAAP)

(in thousands, except share and per share data)

(unaudited)

We define ATCF as net income (loss) excluding the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation, amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; and vii) the adjustments to rental revenue to reflect the fair market value of rent. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

Reconciliation of Net (Loss) Income to ATCF:

	For the six months ended June 30, 2009			For the six months ended June 30, 2008
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Net (loss) income	$(2,920)	$—	$(2,920)	$5,167	$—	$5,167
Income tax provision	238	—	238	4,054	—	4,054
Noncontrolling interests – unitholders in the Operating Partnership	(1,450)	—	(1,450)	5,858	—	5,858
Depreciation and amortization	6,365	9,828	16,193	5,550	10,087	15,637
Amortization of loan costs	170	492	662	159	843	1,002
Non-cash compensation expense	1,603	—	1,603	1,609	—	1,609
Straight-line rent adjustments	81	(985)	(904)	2,948	(1,332)	1,616
Adjustments to reflect the fair market value of rent	28	(710)	(682)	(58)	(689)	(747)

ATCF before income taxes	$4,115	$8,625	$12,740	$25,287	$8,909	$34,196

TPGI share of ATCF before income taxes (1)	$2,671	$5,598	$8,269	$15,463	$5,448	$20,911
TPGI income tax expense-current	(60)	—	(60)	(2,512)	—	(2,512)

TPGI share of ATCF	$2,611	$5,598	$8,209	$12,951	$5,448	$18,399

ATCF per share – basic			$0.33			$0.78

ATCF per share – diluted			$0.33			$0.78

Weighted average common shares outstanding – basic			24,860,936			23,670,418

Weighted average common shares outstanding – diluted			24,860,936			23,670,418

(1)	Based on an interest in our operating partnership of 64.90% and 61.15% for the six months ended June 30, 2009 and 2008, respectively.

Thomas Properties Group, Inc.

Supplemental Financial Information

INVESTMENT ADVISORY, MANAGEMENT, LEASING AND DEVELOPMENT SERVICES

(in thousands)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Property management, leasing and development service fees	$6,980	$8,529	$12,238	$16,337
Investment advisory fees:
Asset management fees	1,788	1,640	3,627	3,350
Acquisition and disposition fees	—	—	—	—

Total fees	8,768	10,169	15,865	19,687
Investment advisory, management, leasing and development services expenses	(2,930)	(5,151)	(5,839)	(8,378)

Net investment advisory, management, leasing and development services income	$5,838	$5,018	$10,026	$11,309

Reconciliation to GAAP Presentation:
Total fees	$8,768	$10,169	$15,865	$19,687
Elimination of intercompany fee revenues	(1,916)	(2,999)	(3,488)	(6,490)

Investment advisory, management, leasing and development services revenues	$6,852	$7,170	$12,377	$13,197

Thomas Properties Group, Inc.

Supplemental Financial Information

PORTFOLIO DATA AS OF JUNE 30, 2009

Our Ownership Properties

					TPGI Share (1)
	Location	Rentable Square Feet (2)	Percent Leased (3)	TPGI Percentage Interest	Rentable Square Feet	Estimated Stabilized Net Operating Income (4)	Estimated Stabilized Net Operating Income Cash Basis (5)	Expected Capital Expenditures to Complete Stabilization (6)	Loan Balance at June 30, 2009		Remaining Loan Capacity
Stabilized Properties
CityWestPlace	Houston, TX	1,473,020	99.0%	25.0%	368,255	$5,686,000	$5,070,000		$53,350,000		$—
San Felipe Plaza	Houston, TX	980,472	92.3	25.0	245,118	3,430,000	3,161,000		29,425,000		—
2500 City West	Houston, TX	578,284	93.8	25.0	144,571	1,875,000	1,757,000		20,533,000		500,000
Research Park Plaza I and II	Austin, TX	271,889	99.6	6.3	16,993	317,000	292,000		3,219,000		—
Stonebridge Plaza II	Austin, TX	192,864	98.7	6.3	12,054	197,000	192,000		2,344,000		—
One Commerce Square	Philadelphia, PA	942,866	92.8	100.0	942,866	14,760,000	12,829,000		130,000,000		—
2121 Market Street (7)	Philadelphia, PA	22,136	100.0	50.0	11,068	1,192,000	1,192,000		9,332,000		—
Oak Hill Plaza	King of Prussia, PA	164,360	93.1	25.0	41,090	708,000	677,000		11,113,000	(8)	—
Reflections II	Reston, VA	64,253	100.0	25.0	16,063	337,000	337,000		2,289,000		—

Total / Average		4,690,144	95.6		1,798,078	28,502,000	25,507,000		261,605,000		500,000

Properties Projected to Stabilize in 2010
Frost Bank Tower	Austin, TX	535,078	89.0	6.3	33,442	847,000	810,000	$195,000	9,375,000
300 West 6th Street	Austin, TX	454,225	87.1	6.3	28,389	682,000	662,000	288,000	7,938,000
Four Points Centre (Retail)	Austin, TX	6,600	27.3	100.0	6,600	169,000	169,000	237,000

Total / Average		995,903	87.7		68,431	1,698,000	1,641,000	720,000	17,313,000		—

Properties Projected to Stabilize in 2011
City National Plaza	Los Angeles, CA	2,496,084	83.2	25.0	624,020	15,310,000	14,175,000	8,611,000	149,535,000		—
Brookhollow Central I, II, and III	Houston, TX	805,967	64.7	25.0	201,492	2,662,000	2,474,000	8,969,000	13,897,000		—
One Congress Plaza	Austin, TX	518,385	89.0	6.3	32,399	681,000	666,000	627,000	8,001,000		—
One American Center	Austin, TX	503,951	81.4	6.3	31,497	631,000	625,000	524,000	7,500,000		—
San Jacinto Center	Austin, TX	410,248	91.1	6.3	25,641	555,000	531,000	522,000	6,313,000		—
Westech 360 I-IV	Austin, TX	175,529	55.7	6.3	10,971	187,000	186,000	385,000	7,101,000	(9)	—
Park Centre	Austin, TX	203,193	89.0	6.3	12,700	200,000	199,000	256,000		(9)	—
Great Hills Plaza	Austin, TX	139,252	72.1	6.3	8,703	128,000	127,000	157,000		(9)	—
Four Points Centre (Office)	Austin, TX	192,062	17.3	100.0	192,062	3,609,000	3,609,000	9,358,000	29,669,000		10,800,000
Two Commerce Square	Philadelphia, PA	953,276	82.6	100.0	953,276	17,294,000	16,945,000	21,508,000	144,452,000		—
Four Falls Corporate Center	Conshohocken, PA	253,985	81.9	25.0	63,496	1,193,000	1,175,000	1,241,000	13,017,000		—
Walnut Hill Plaza	King of Prussia, PA	150,573	55.3	25.0	37,643	486,000	483,000	727,000		(8)
Centerpointe I and II	Fairfax, VA	421,651	57.5	25.0	105,413	2,334,000	2,229,000	4,762,000	30,946,000		—
Fair Oaks Plaza	Fairfax, VA	179,688	83.6	25.0	44,922	887,000	854,000	731,000	11,075,000		—

Total / Average		7,403,844	77.3		2,344,235	46,157,000	44,278,000	58,378,000	421,506,000		10,800,000

Properties Projected to Stabilize in 2012
Reflections I	Reston, VA	123,546	100.0	25.0	30,887	706,000	706,000	1,947,000	5,495,000

Total / Average		123,546	100.0		30,887	706,000	706,000	1,947,000	5,495,000		—

Total / Average All Properties		13,213,437	84.8%		4,241,631	$77,063,000	$72,132,000	$61,045,000	$705,919,000		$11,300,000

Footnotes on following page.

Thomas Properties Group, Inc.

Supplemental Financial Information

PORTFOLIO DATA AS OF JUNE 30, 2009 - CONTINUED

Footnotes to Portfolio Data on previous page:

(1)	TPGI share information set forth in the table on the previous page is calculated by multiplying the applicable data for each property by our percentage ownership of each property.

(2)	For purposes of the table on the previous page, both on-site and off-site parking is excluded. Total portfolio square footage includes office properties and mixed-use space (including retail), but excludes 168 apartment units at 2121 Market Street.

(3)	Occupancy at stabilization is expected to be approximately 93%. Certain properties that have occupancy greater than 93% at June 30, 2009 are not considered stabilized due to upcoming tenant vacancies not yet reflected.

(4)	For properties currently stabilized, the estimated stabilized net operating income (NOI) represents the sum of i) the annual straight-line rent under existing leases which were in place as of June 30, 2009, calculated as if the leases began on June 30, 2009, and ii) estimated parking and other income, less estimated operating expenses and non-recurring items. For properties expected to become stabilized in future years, estimated stabilized NOI represents the sum of i) the annual straight-line rent under existing leases which will be in place in the year the properties are stabilized, calculated as if the leases began at the point of stabilization, ii) the annual expected market rent for the remaining space (up to the stabilized occupancy percentage), and iii) estimated parking and other income, less estimated operating expenses and non-recurring items.

(5)	For properties currently stabilized, the estimated stabilized NOI – cash basis represents the sum of i) the annual cash rent under existing leases which were in place as of June 30, 2009, and ii) estimated parking and other income, less estimated operating expenses and non-recurring items. For properties expected to become stabilized in future years, estimated stabilized NOI-cash basis represents the sum of i) the annual cash rent under existing leases which will be in place in the year the properties are stabilized, ii) the annual expected market rent for the remaining space (up to the stabilized occupancy percentage), and iii) estimated parking and other income, less estimated operating expenses and non-recurring items.

(6)	Expected capital expenditures to complete stabilization represent capital expenditures, including tenant improvements and leasing commissions, expected to be spent to complete the stabilization of the property.

(7)	The square footage and occupancy information presented for 2121 Market Street represents the information for two retail/office tenants only; the estimated NOI includes 168 residential units comprising 132,823 square feet.

(8)	Oak Hill Plaza and Walnut Hill Plaza are co-borrowers under a loan agreement. The entire loan balance is included on the Oak Hill Plaza line.

(9)	Three of our Austin, Texas properties secure the Austin Portfolio bank term loan on a first mortgage basis and seven of our remaining Austin properties provide secondary equity pledges to secure the Austin Portfolio bank term loan of which our pro rata share is $7,101,000. The entire loan balance is included in Westech 360 I-IV. These mortgage liens and equity pledges also secure the Austin Portfolio senior secured priority financing payable to the partners (see note 9 on page 20), which has a priority right to repayment ahead of the Austin Portfolio bank term loan.

Lease Expirations

The table below reflects the square footage of expiring leases in TPGI’s 100% owned properties and TPGI’s share of the square footage of expiring leases in TPGI’s joint venture properties. For properties where existing leases have been renewed or replaced, the later expiration date is used.

TPGI Percentage Interest in Consolidated and Unconsolidated Properties’ Lease Expirations
Year	Rentable Square Feet of Expiring Leases	Annualized Rent Per Leased Square Foot	Annualized Rent Per Leased Square Foot at Expiration
Vacant	715,640	$—	$—
2009	145,981	14.36	14.37
2010	277,012	16.62	16.01
2011	164,155	15.02	16.18
2012	285,634	14.86	17.35
2013	437,934	15.85	18.66
Thereafter	2,215,275	12.78	20.70

Total	4,241,631

Thomas Properties Group, Inc.

Supplemental Financial Information

PORTFOLIO DATA AS OF JUNE 30, 2009 – CONTINUED

($ in thousands except for average amounts)

Our Development Properties

					Actual / Projected Entitlements			TPGI Share
	Location	TPGI Percentage Interest	Number of Acres	Potential Property Types	Square Feet	Units	Status of Entitlements	Costs Incurred to Date		Loan Balance
Fee Services:
Universal Village (1)	Los Angeles, CA	NA	124.0	Residential/ Retail	180,000	2,937	Pending	—		—
Wilshire Grand (2)	Los Angeles, CA	NA	2.7	Office/ Retail/Residential/Hotel	2,500,000	50	Pending	—		—
Pre-Development:
Campus El Segundo (3)	El Segundo, CA	100.0%	26.1	Office/ Retail/ R&D/ Hotel	1,800,000		Entitled	$60,180		$17,000
MetroStudio@Lankershim (4)	Los Angeles, CA	NA	14.4	Office/ Production Facility	1,500,000		Pending	14,644		—
Four Points Centre	Austin, TX	100.0	252.5	Office/ Retail/ R&D/ Hotel	1,680,000		Entitled	18,043	(5)	—
2100 JFK Boulevard	Philadelphia, PA	100.0	0.7	Office/ Retail/ R&D/ Hotel	366,000		Entitled	5,027
2500 City West land	Houston, TX	25.0	3.3	Office/ Retail/ Residential/ Hotel	500,000		Entitled	900		—
CityWestPlace land	Houston, TX	25.0	25.0	Office/ Retail/ Residential	1,500,000		Entitled	5,345		—

					10,026,000	2,987		$104,139		$17,000

Condominium Units Held for Sale:

	Location	TPGI Percentage Interest		Description	Average Sales Price Per Square Foot To Date	Units Sold To Date		Book Carrying Value	Loan Balance	Remaining Loan Capacity
Murano	Philadelphia, PA	73.0	%(7)	43-story for-sale condominium project containing 302 units (average unit SF = 1,158); 179 remaining for sale (average unit SF = 1,192). Certificates of occupancy received for 100% of units	$583	123	(6)	$104,445	$67,441	$2,630

(1)	We have been engaged by NBC Universal to entitle, master plan and have a right of first offer (ROFO) to develop approximately 124 acres on their Universal Studios Hollywood backlot for residential and related retail and community-serving uses. We are pursuing environmental clearance and governmental approvals for approximately 2,937 residential units and 180,000 square feet of retail and community-serving space. Upon successful completion of the entitlement process and our exercise of the ROFO, it is anticipated this project will be developed in phases over several years, subject to market conditions.

(2)	We have been engaged by Korean Air to entitle and master plan a 2.7 acre site in downtown Los Angeles for 2,500,000 square feet of development that consists of office, hotel, residential and retail uses.

(3)	We have completed infrastructure improvements to the Campus El Segundo development site, including installing underground utilities, rough grading, and streetscape improvements. The first phase of development is anticipated to include a 225,000 square foot, six-story Class A office building and parking structure to be constructed on 2.7 acres, which we are currently marketing to prospective tenants.

(4)	We are currently entitling this property, targeting approximately 1.5 million square feet. The first phase of this transit-oriented development is planned to become a television production facility and office space, in accordance with the space needs of NBC Universal. We expect to enter into a long-term ground lease with the Los Angeles Metropolitan Transportation Authority (which owns the land) upon completion of entitlements.

(5)	Costs do not include approximately 1.9 acres of land with carrying value of $0.6 million related to a ground lease we have with a retail tenant. We have classified this ground lease as held for sale.

(6)	During the second quarter, as part of an accelerated marketing program we sold 40 condominium units at Murano, which are expected to close in the third quarter, and are not included in the units sold to date column in the table above. Subsequent to the end of the second quarter, we entered into sales contracts for eight additional units. These 48 units sold at an average price of $447 per square foot. The proceeds from these units, of approximately $21.0 million, will be used to reduce the outstanding balance of the construction loan to approximately $46.4 million.

(7)	We have a $24.2 million preferred equity interest in Murano. Excluding the preferred equity interest, we hold a 73% interest in the property.

Thomas Properties Group, Inc.

Supplemental Financial Information

PORTFOLIO DATA AS OF JUNE 30, 2009 – CONTINUED

Our Managed Properties

Managed Properties	Location	Year Built Renovated	Rentable Square Feet	Percent Leased
800 South Hope Street	Los Angeles, CA	1985/2000	242,176	97.6%
Pacific Financial Plaza	Newport Beach, CA	1982/1993	279,474	96.8
1835 Market Street	Philadelphia, PA	1987	686,503	86.7
CalEPA Headquarters	Sacramento, CA	2000	950,939	100.0

Total/Weighted Average			2,159,092	95.1%

Thomas Properties Group, Inc.

Supplemental Financial Information

DEBT SUMMARY

(in thousands)

Mortgages and Other Loans	Interest Rate at June 30, 2009		Principal Amount		TPGI Share of Principal Amount	Maturity Date		Maturity Date at End of Extension Options
2010 Maturity Date at End of Extension Options
Two Commerce Square – senior mezzanine loan	19.3	%(1)	$31,560		$31,560	1/9/2010		1/9/2010
Two Commerce Square – junior mezzanine loan	15.0		4,550		4,550	1/9/2010		1/9/2010
Four Falls Corporate Center	5.3		52,067	(2)	13,017	3/6/2010		3/6/2010
Oak Hill Plaza/ Walnut Hill Plaza	5.3		44,452	(3)	11,113	3/6/2010		3/6/2010
City National Plaza	2.2		578,376		144,595	7/9/2010		7/9/2010
Murano construction loan	7.0		67,441	(4)	67,441	2/1/2010	(5)	7/31/2010
Brookhollow Central I, II, and III	3.1		55,583		13,897	8/9/2010		8/9/2010
San Felipe Plaza	5.0		117,700		29,425	8/11/2010		8/11/2010
2500 City West	5.0		82,132		20,533	8/11/2010		8/11/2010
Campus El Segundo mortgage loan	2.6		17,000		17,000	10/10/2009	(6)	10/10/2010

Subtotal 2010 maturities			1,050,861		353,131

2011 Maturity Date at End of Extension Options
CityWestPlace - mortgage loan (Buildings III & IV)	1.6		92,400		23,100	7/1/2010	(7)	7/1/2011

Subtotal 2011 maturities			92,400		23,100

2012 Maturity Date at End of Extension Options
Centerpointe I and II	1.9		123,780		30,946	2/9/2010	(8)	2/9/2012
Austin Portfolio senior secured priority financing	10.0		20,544	(9)	—	6/1/2012		6/1/2012
Research Park Plaza I and II	1.7		51,500		3,219	6/9/2010	(10)	6/9/2012
Stonebridge Plaza II	1.5		37,500		2,344	6/9/2010	(10)	6/9/2012
Four Points Centre construction loan	2.3		29,669		29,669	6/11/2010	(11)	6/11/2012

Subtotal 2012 maturities			262,993		66,178

2013 Maturity Date at End of Extension Options
Two Commerce Square – mortgage loan	6.3		108,341		108,341	5/9/2013		5/9/2013

Subtotal 2013 maturities			108,341		108,341

2014 and After Maturity Date at End of Extension Options
Austin Portfolio bank term loan	3.6		113,617	(12)	7,101	6/1/2013		6/1/2014
Reflections I	5.2		21,980		5,495	4/1/2015		4/1/2015
Reflections II	5.2		9,157		2,289	4/1/2015		4/1/2015
Note payable to former partner in City National Plaza	5.8		19,758		4,940	7/1/2012		1/4/2016
One Commerce Square - mortgage loan	5.7		130,000		130,000	1/6/2016		1/6/2016
CityWestPlace - mortgage loan (Buildings I & II)	6.2		121,000		30,250	7/6/2016		7/6/2016
Fair Oaks Plaza	5.5		44,300		11,075	2/9/2017		2/9/2017
Frost Bank Tower	6.1		150,000		9,375	6/11/2017		6/11/2017
One Congress Plaza	6.1		128,000		8,001	6/11/2017		6/11/2017
300 West 6th Street	6.0		127,000		7,938	6/11/2017		6/11/2017
One American Center	6.0		120,000		7,500	6/11/2017		6/11/2017
San Jacinto Center	6.1		101,000		6,313	6/11/2017		6/11/2017
2121 Market Street	6.1		18,664	(13)	9,332	8/1/2033		8/1/2033

Subtotal 2014 and thereafter maturities			1,104,476		239,609

			$2,619,071		$790,359

Weighted average interest rate at June 30, 2009	4.6%

Footnotes on following page.

Thomas Properties Group, Inc.

Supplemental Financial Information

DEBT SUMMARY – CONTINUED

Footnotes to Debt Summary on previous page:

(1)	The senior mezzanine loan bears interest at a rate such that the weighted average rate on this loan and the rate on the mortgage loan secured by Two Commerce Square equals 9.2% per annum. The effective interest rate on this loan as of June 30, 2009 was 19.3% per annum.

(2)	$9.9 million of this loan is secured by both a subordinate lien on the property and a payment guaranty issued by the partnership, which owns Oak Hill Plaza/Walnut Hill Plaza.

(3)	$9.2 million of this loan is secured by both a subordinate lien on the property and a payment guaranty issued by the partnership, which owns Four Falls Corporate Center.

(4)	We may borrow an additional $2.6 million under this construction loan. The Company has a completion guaranty for the Murano construction loan, which includes a guaranty of interest.

(5)	The loan has two six-month extension options. The first and second extension options are each conditioned on the closing of 100 residential units, which has occurred. The extension options are subject to exit fees equal to 0.5% of the outstanding principal balance and unfunded commitments and may be reduced to 0.25% if certain conditions are met. We have exercised the first six-month extension option, and completed the related agreement with the lender extending the maturity date to February 1, 2010. We also expect to exercise the final six-month extension option, which would extend the maturity date to July 31, 2010.

(6)	The loan has a one-year extension option at our election, subject to an extension fee of 0.25% of the total commitment amount and at the lender’s option, a written appraisal may be required. We expect to exercise our option to extend this loan. In the event the loan to value ratio exceeds 65%, we must pay down the outstanding principal to meet the 65% loan to value ratio. In addition, the lender may require a $2.5 million additional principal paydown in October 2009.

(7)	The loan has a remaining one-year extension option at our election.

(8)	The loan has two one-year extension options at our election, subject to a debt service coverage ratio of 1:1.

(9)	We and our partners in the Austin Portfolio replaced the unfunded $100 million commitment under a $292.5 million credit facility with $60 million of new senior secured priority financing contributed by the partners. Approximately $14 million of this new financing was used to acquire at a discount and immediately retire third party term loan debt with an $80 million face value. $20 million of the $60 million commitment has been funded by the partners as of June 30, 2009. The remaining commitment will provide an ongoing source of capital for leasing costs and capital improvements. See also Note 12 below.

(10)	The loan has two one-year extension options at our election.

(11)	We may borrow an additional $10.8 million under this construction loan. The loan has two one-year extension options at our election subject to certain conditions. The first extension option and the second extension option are subject to achievement of 75% and 90% occupancy levels, respectively, an extension fee of 0.125% of the loan commitments, and at the lender’s option, a written appraisal and a loan to value ratio not to exceed 75%. The second extension is also subject to a minimum debt to yield ratio of 8.65%. We were required to contribute $2.2 million in additional equity in June 2009. We have provided a repayment and completion guaranty.

(12)	The Austin Portfolio bank term loan represents the modified balance under the amended credit agreement after third party term loan debt with a face value of $80 million was acquired at a discount for approximately $14 million and immediately retired. As a result, the previously funded loan of $192.5 million was reduced to $112.5 million. See also Note 9 above.

(13)	The loan is guaranteed by our operating partnership and our co-general partner in the partnership that owns 2121 Market Street, up to a maximum amount of $3.3 million.

Thomas Properties Group, Inc.

Supplemental Financial Information

CAPITAL STRUCTURE

(in thousands, except share data)

The following is the capital structure of TPGI as of June 30, 2009:

Debt		Aggregate Principal
Mortgage, other secured, and unsecured loans		$388,561
Company share of unconsolidated debt		401,798

Total combined debt		$790,359

Equity	Shares/Units Outstanding	Market Value (1)
Common stock	25,693,354	$40,339
Operating partnership units (2)	14,325,552	22,491

Total common equity	40,018,906	$62,830

Total consolidated market capitalization		$451,391

Total combined market capitalization (3)		$853,189

(1)	Based on the closing price of $1.57 per share of TPGI common stock on June 30, 2009.

(2)	Includes outstanding operating partnership units not owned by TPGI and incentive units as of June 30, 2009.

(3)	Includes TPGI’s share of debt of unconsolidated real estate entities.

Thomas Properties Group, Inc.

Supplemental Financial Information

OTHER INFORMATION

Principal Corporate Office

Thomas Properties Group, Inc.

515 South Flower Street

Sixth Floor

Los Angeles, CA 90071

Phone: (213) 613-1900

Fax: (213) 633-4760

www.tpgre.com

The information contained on our website is not incorporated herein by reference and does not constitute a part of this supplemental financial information.

Investor Relations	Transfer Agent and Registrar	Stock Market Listing
Diana M. Laing	Computershare Trust Company	NASDAQ: TPGI
Chief Financial Officer	P.O. Box 43023
515 South Flower Street	Providence, RI 02940-3023
Sixth Floor	Phone: (781) 575-2879
Los Angeles, CA 90071
Phone: (213) 613-1900
E-mail: dlaing@tpgre.com

Board of Directors and Executive Officers

James A. Thomas	Chairman, President and CEO

Randall L. Scott	Executive Vice President, Director

John R. Sischo Paul S. Rutter	Executive Vice President, Director Executive Vice President and General Counsel

Thomas S. Ricci	Executive Vice President

Diana M. Laing	Chief Financial Officer and Secretary

Robert D. Morgan	Senior Vice President, Accounting and Administration

R. Bruce Andrews	Director

Edward D. Fox	Director

John L. Goolsby	Director

Winston H. Hickox	Director